EXHIBIT 16.1

Ernst & Young LLP

18111 Von Karman Avenue, Suite 1000

Irvine, CA 92612-1007

949.794.2300

949.437.0590 (fax)

January 27, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated January 26, 2005, of Kaiser Ventures LLC and are in agreement with the statements contained in paragraphs 2 and 4 on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Ernst & Young LLP